Calculation of Filing Fee Tables
S-3
Fluence Energy, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.00001 per share	457(r)				0.0001381
Fees to be Paid	2	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	3	Other	Warrants	457(r)				0.0001381
Fees to be Paid	4	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	5	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	6	Equity	Class A Common Stock, par value $0.00001 per share	415(a)(6)	117,666,665		$ 3,167,586.80			S-3	333-273939	08/11/2023	$ 349,068.00
			Total Offering Amounts:				$ 3,167,586.80		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered pursuant to this Registration Statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold pursuant to this Registration Statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	Consists of 117,666,665 shares of Class A common stock to be sold by the Selling Securityholders, including 51,449,195 shares of Class A common stock issuable upon redemption of outstanding LLC Interests. Pursuant to Rule 415(a)(6), Fluence Energy, Inc. includes on this registration statement 117,666,665 shares of Class A common stock (the "Unsold Securities") to be offered by the selling stockholders for which a filing fee in the amount of $349,068 (based on the filing fee rates in effect at the time such shares were initially registered) were previously paid in connection with the filing of the Registration Statement on Form S-3, File No. 333-273939 (the "Prior Registration Statement"), initially filed with the Securities and Exchange Commission on August 11, 2023, and the filing fee previously paid will continue to apply to the Unsold Securities to be offered by the selling stockholders. The Prior Registration Statement will be deemed terminated as of the filing date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date